Exhibit 23.1

Tel: 604 688 5421 Fax: 604 688 5132 www.bdo.ca	BDO Canada LLP 600 Cathedral Place 925 West Georgia Street Vancouver BC V6C 3L2 Canada

Consent of Independent Registered Public Accounting Firm

Golden Queen Mining Co. Ltd.

Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-102112, No. 333-164950 and No. 333-191478) and Form S-3 (No. 333-198285) of Golden Queen Mining Co. Ltd., of our reports dated March 30, 2016, relating to the consolidated financial statements and the effectiveness of Golden Queen Mining Co. Ltd.’s internal control over financial reporting which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO CANADA LLP

Chartered Accountants

Vancouver, Canada

March 30, 2016

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.